Exhibit 99.1

Insperity Announces Second Quarter Results

•	Q2 worksite employees grew 14% while operating expenses increased 6%

•	Q2 EPS up 55% to $0.45; Adjusted EPS up 43% to $0.60

•	Q2 net income increases 33% to $9.7 million

•	Q2 adjusted EBITDA increases 13% to $25.6 million

•	YTD net income increases 101% to $42.4 million

•	YTD adjusted EBITDA up 34% over 2015

HOUSTON – Aug. 1, 2016 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported second quarter net income and diluted earnings per share of $9.7 million and $0.45, respectively, which represent increases of 33% and 55% compared to the second quarter of 2015. Adjusted EBITDA was $25.6 million, a 13% increase over the second quarter of 2015. Adjusted net income was $12.9 million, an increase of 19% over the second quarter of 2015, and adjusted diluted earnings per share were $0.60, a 43% increase over the second quarter of 2015.

“Our second quarter results and outlook for the last half of 2016 validate that the execution of our strategic plan is producing exceptional growth and profitability,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “This performance combined with our competitive position and ability to grow our team of Business Performance Advisors gives us confidence as we look ahead to 2017.”

Second Quarter Results

Revenues for the second quarter of 2016 increased 13% over the second quarter of 2015 on a 14% increase in the average number of worksite employees paid per month. The worksite employee growth was the result of strong new client sales driven by a 15% increase in the number of trained Business Performance Advisors, and continuing high level of client retention, which averaged over 99% during the second quarter.

As expected, gross profit increased 9% over the second quarter of 2015 reflecting client and product mix changes and the seasonality associated with payroll taxes and benefit plan selection. Operating expenses increased 6% and declined on a per worksite employee per month basis from $215 in the second quarter of 2015 to $198 due to recent cost savings initiatives and the inherent leverage of our cost structure.

“Year-to-date adjusted EBITDA increased from $77 to $90 per worksite employee per month, 17% over 2015, as we have effectively managed worksite employee growth and gross profit in combination with our operating costs,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “This high level of unit profitability combined with our double digit worksite employee growth has resulted in a 34% increase in adjusted EBITDA over the first six months of 2015.”

Year-to-Date Results

For the six months ended June 30, 2016, reported 2016 net income was $42.4 million, or $1.98 per diluted share, and adjusted diluted earnings per share increased 74% to $2.23.

Revenues for the first six months of 2016 totaled $1.5 billion, an increase of 14% over the 2015 period. Gross profit for the six months ended June 30, 2016 increased 12% to $263.3 million. Operating expenses decreased 2% to $194.2 million in 2016, while adjusted operating expenses increased only 4% to $193.9 million. Adjusted EBITDA increased 34% to $86.8 million.

Cash outlays in the first six months of 2016 included the repurchase of 3.1 million shares of stock at a cost of $149.1 million, dividends totaling $10.0 million and capital expenditures of $12.6 million.

2016 Guidance

The company also announced its updated guidance for 2016, including the third quarter of 2016.

	Q3 2016			Full Year 2016

Average WSEEs	170,000	—	170,700	166,000	—	168,000
Year-over-year increase	14.0%	—	14.5%	14%	—	15%

Adjusted EPS	$0.72	—	$0.78	$3.50	—	$3.60
Year-over-year increase	26%	—	37%	60%	—	64%

Adjusted EBITDA (in millions)	$30.0	—	$32.0	$141.0	—	$145.0
Year-over-year increase	6%	—	13%	28%	—	32%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges, stockholder advisory expenses and stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation.
Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the third quarter and an update to full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 46738380. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 46738380. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 30 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Software, Time and Attendance, Performance Management, Organizational Planning, Recruiting

Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2015 revenues of $2.6 billion, Insperity operates in 60 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment in the PEO industry on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets:
Cash and cash equivalents	$271,573	$269,538
Restricted cash	41,226	37,418
Marketable securities	1,881	9,875
Accounts receivable, net	245,012	200,665
Prepaid insurance	26,545	7,417
Other current assets	18,554	17,135
Income taxes receivable	6,690	—
Total current assets	611,481	542,048
Property and equipment, net	67,671	61,759
Prepaid health insurance	9,000	9,000
Deposits	135,431	140,162
Goodwill and other intangible assets, net	13,338	13,588
Deferred income taxes, net	7,562	16,976
Other assets	2,012	1,379
Total assets	$846,495	$784,912
Liabilities and stockholders’ equity:
Accounts payable	$3,546	$5,381
Payroll taxes and other payroll deductions payable	141,213	205,393
Accrued worksite employee payroll cost	277,376	161,917
Accrued health insurance costs	26,920	13,643
Accrued workers’ compensation costs	43,294	39,053
Accrued corporate payroll and commissions	24,375	39,103
Other accrued liabilities	24,823	20,250
Income taxes payable	—	2,971
Total current liabilities	541,547	487,711
Accrued workers’ compensation costs	135,681	124,746
Long-term debt	104,400	—
Total noncurrent liabilities	240,081	124,746
Stockholders’ equity:
Common stock	277	308
Additional paid-in capital	4,428	144,701
Treasury stock, at cost	(205,018)	(205,325)
Retained earnings	265,180	232,771
Total stockholders’ equity	64,867	172,455
Total liabilities and stockholders’ equity	$846,495	$784,912

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Operating results:
Revenues (gross billings of $4.163 billion, $3.703 billion, $8.727 billion and $7.643 billion less worksite employee payroll cost of $3.456 billion, $3.075 billion, $7.217 billion and $6.316 billion, respectively)	$707,332	$627,838	12.7%	$1,509,740	$1,327,317	13.7%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	594,073	523,619	13.5%	1,246,465	1,093,238	14.0%
Gross profit	113,259	104,219	8.7%	263,275	234,079	12.5%
Operating expenses:
Salaries, wages and payroll taxes	55,998	50,234	11.5%	114,013	106,982	6.6%
Stock-based compensation	4,761	4,041	17.8%	8,336	6,464	29.0%
Commissions	4,335	4,103	5.7%	8,616	8,407	2.5%
Advertising	6,712	6,883	(2.5)%	9,759	10,064	(3.0)%
General and administrative expenses	21,254	20,838	2.0%	45,038	45,430	(0.9)%
Depreciation and amortization	4,176	4,590	(9.0)%	8,447	9,875	(14.5)%
Impairment charges and other	—	1,313	—	—	11,120	—
Total operating expenses	97,236	92,002	5.7%	194,209	198,342	(2.1)%
Operating income	16,023	12,217	31.2%	69,066	35,737	93.3%
Other income (expense):
Interest income	293	84	248.8%	592	191	209.9%
Interest expense	(650)	(124)	424.2%	(1,287)	(224)	474.6%
Income before income tax expense	15,666	12,177	28.7%	68,371	35,704	91.5%
Income tax expense	5,953	4,863	22.4%	25,965	14,603	77.8%
Net income	$9,713	$7,314	32.8%	$42,406	$21,101	101.0%
Less distributed and undistributed earnings allocated to participating securities	(229)	(179)	27.9%	(962)	(521)	84.6%
Net income allocated to common shares	$9,484	$7,135	32.9%	$41,444	$20,580	101.4%
Basic net income per share of common stock	$0.45	$0.29	55.2%	$1.98	$0.83	138.6%
Diluted net income per share of common stock	$0.45	$0.29	55.2%	$1.98	$0.83	138.6%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change

Statistical Data:
Average number of worksite employees paid per month	163,521	143,131	14.2%	160,956	140,545	14.5%
Revenues per worksite employee per month(1)	$1,442	$1,462	(1.4)%	$1,563	$1,574	(0.7)%
Gross profit per worksite employee per month	231	243	(4.9)%	273	278	(1.8)%
Operating expenses per worksite employee per month	198	215	(7.9)%	201	236	(14.8)%
Operating income per worksite employee per month	33	28	17.9%	72	42	71.4%
Net income per worksite employee per month	20	17	17.6%	44	25	76.0%

(1) Gross billings of $8,485, $8,623, $9,036 and $9,064 per worksite employee per month, less payroll cost of $7,043, $7,161, $7,473 and $7,490 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change

Payroll cost (GAAP)	$3,455,077	$3,074,892	12.4%	$7,217,142	$6,315,874	14.3%
Less: Bonus payroll cost	213,224	257,367	(17.2)%	795,537	775,870	2.5%
Non-bonus payroll cost	$3,241,853	$2,817,525	15.1%	$6,421,605	$5,540,004	15.9%

Payroll cost per worksite employee per month (GAAP)	$7,043	$7,161	(1.6)%	$7,473	$7,490	(0.2)%
Less: Bonus payroll cost per worksite employee per month	436	599	(27.2)%	824	920	(10.4)%
Non-bonus payroll cost per worksite employee per month	$6,607	$6,562	0.7%	$6,649	$6,570	1.2%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	June 30, 2016	December 31, 2015

Cash, cash equivalents and marketable securities (GAAP)	$273,454	$279,413
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	121,437	185,719
Customer prepayments	100,728	17,037
Adjusted cash, cash equivalents and marketable securities	$51,289	$76,657

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change

Operating expenses (GAAP)	$97,236	$92,002	5.7%	$194,209	$198,342	(2.1)%
Less: Impairment charges and other	—	1,313	—	—	11,120	—
Stockholder advisory expenses	323	398	(18.8)%	323	1,546	(79.1)%
Adjusted operating expenses	$96,913	$90,291	7.3%	$193,886	$185,676	4.4%

Operating expenses per worksite employee per month (GAAP)	$198	$215	(7.9)%	$201	$236	(14.8)%
Less: Impairment charges and other per worksite employee per month	—	3	—	—	13	—
Stockholder advisory expenses per worksite employee per month	1	1	—	—	2	—
Adjusted operating expenses per worksite employee per month	$197	$211	(6.6)%	$201	$221	(9.0)%

Adjusted operating expenses represent operating expenses excluding the impact of impairment and other charges related to the sale of two aircraft and stockholder advisory expenses. Insperity management believes adjusted operating expenses is a useful measure of the company’s operating costs, as it allows for additional analysis of the company’s operating expenses separate from the impact of these items.

	Three Months Ended June 30,			Six Months Ended June 30,

	2016	2015	Change	2016	2015	Change

Net income (GAAP)	$9,713	$7,314	32.8%	$42,406	$21,101	101.0%
Income tax expense	5,953	4,863	22.4%	25,965	14,603	77.8%
Interest expense	650	124	424.2%	1,287	224	474.6%
Depreciation and amortization	4,176	4,590	(9.0)%	8,447	9,875	(14.5)%
EBITDA	20,492	16,891	21.3%	78,105	45,803	70.5%
Impairment charges and other	—	1,313	—	—	11,120	—
Stock-based compensation	4,761	4,041	17.8%	8,336	6,464	29.0%
Stockholder advisory expenses	323	398	(18.8)%	323	1,546	(79.1)%
Adjusted EBITDA	$25,576	$22,643	13.0%	$86,764	$64,933	33.6%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation. Insperity management believes EBITDA and Adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

	Three Months Ended June 30,			Six Months Ended June 30,

	2016	2015	Change	2016	2015	Change

Net income (GAAP)	$9,713	$7,314	32.8%	$42,406	$21,101	101.0%

Impairment charges and other	—	1,313	—	—	11,120	—
Stock-based compensation	4,761	4,041	17.8%	8,336	6,464	29.0%
Stockholder advisory expenses	323	398	(18.8)%	323	1,546	(79.1)%
Total non-GAAP adjustments	5,084	5,752	(11.6)%	8,659	19,130	(54.7)%
Tax effect on non-GAAP adjustments	(1,933)	(2,295)	(15.8)%	(3,290)	(7,824)	(57.9)%
Adjusted net income (non-GAAP)	$12,864	$10,771	19.4%	$47,775	$32,407	47.4%

	Three Months Ended June 30,			Six Months Ended June 30,

	2016	2015	Change	2016	2015	Change

Diluted net income per share of common stock (GAAP)	$0.45	$0.29	55.2%	$1.98	$0.83	138.6%

Impairment charges and other	—	0.05	—	—	0.44	—
Stock-based compensation	0.22	0.16	37.5%	0.39	0.25	56.0%
Stockholder advisory expenses	0.02	0.02	—	0.02	0.06	(66.7)%
Total non-GAAP adjustments	0.24	0.23	4.3%	0.41	0.75	(45.3)%
Tax effect on non-GAAP adjustments	(0.09)	(0.10)	(10.0)%	(0.16)	(0.30)	(46.7)%
Adjusted diluted net income per share of common stock	$0.60	$0.42	42.9%	$2.23	$1.28	74.2%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges related to the sale of two aircraft in 2015, stock-based compensation and costs associated with stockholder advisory expenses. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

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